Exhibit 99.1

DATE: August 4, 2011

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Second Quarter 2011 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended June 30, 2011 of $2.0 million, or $0.25 per diluted share, compared to a net loss of $1.4 million, or $0.16 per diluted share, for the same period in 2010. Included in EIHI’s 2010 net loss was a loss from discontinued operations of $1.7 million, or $0.19 per diluted share. EIHI’s diluted book value per share and tangible diluted book value per share were $15.51 and $13.93, respectively, as of June 30, 2011 compared to $14.88 and $13.38, respectively, as of December 31, 2010.

“Our favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, strong premium renewal retention, renewal rate increases and a reduction in our expense ratio,” said Michael L. Boguski, President and Chief Executive Officer. “Workers’ compensation insurance direct written premium increased by 23.7 percent to $32.9 million for the three months ended June 30, 2011 compared to $26.6 million for the same period in 2010, driven primarily by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices and in all of our product lines. During the second quarter of 2011, the Company recorded additional audit premium of $331,000 compared to return audit premium to customers of $810,000 for the same period in 2010, an increase of $1.1 million. Our premium renewal retention rate was 88.1 percent for 2011 compared to 87.0 percent for 2010, an increase of 1.1 percentage points. We secured renewal rate increases of 1.2 percent for the three months ended June 30, 2011 compared to renewal rate decreases of 2.1 percent for the same period in 2010, an increase of 3.3 percentage points. I was particularly pleased with our second quarter workers’ compensation insurance segment and consolidated combined ratios of 90.4 percent and 95.4 percent, respectively, and our consolidated expense ratio of 29.8 percent for the second quarter of 2011 compared to 31.1 percent for the same period in 2010. The reduction in the consolidated expense ratio is primarily attributable to our growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.”

Boguski continued, “Our diluted book value per share increased to $15.51 per share during the second quarter of 2011 driven by favorable workers’ compensation insurance operating results, and share repurchases of 212,341 shares at a weighted average price of $13.15.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

Boguski concluded, “I continue to be pleased with our progress on our 2011 strategic plan, including the opening of our new Richmond, Virginia office and selective agency appointments in Kentucky, New Jersey and Michigan, all of which will support the Company’s organic growth strategy. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $4.5 million for the second quarter of 2011 compared to $3.7 million for the same period in 2010 and direct written premium since inception of this product grew to $34.6 million.”

Net income (loss) and diluted earnings per share for the three months ended June 30, 2011 and 2010 consisted of the following (in thousands):

	2011		2010
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$2,870	$0.36	$1,374	$0.15
Corporate and other	(880)	(0.11)	(1,095)	(0.12)

Income from continuing operations	1,990	0.25	279	0.03
Discontinued operations[1]	—	—	(1,728)	(0.19)

Net income/loss	$1,990	$0.25	$(1,449)	$(0.16)

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended June 30, 2011 and 2010 were 7,988,561 and 9,048,929, respectively.

Consolidated highlights for the second quarter include:

•

Revenue from continuing operations for the second quarter of 2011 increased to $34.3 million compared to $25.9 million for the same period in 2010. Net premiums earned from continuing operations were $32.2 million for the second quarter of 2011 compared to $25.9 million for the same period in 2010. The increase in revenue and net premiums earned is due primarily to an increase in direct written premium production.

•	Net investment income from continuing operations was $908,000 ($641,000 after-tax) for the three months ended June 30, 2011, compared to $730,000 ($530,000 after-tax) for the same period in 2010.

•

The change in equity interest in limited partnerships from continuing operations increased $100,000 to income of $95,000 ($69,000 after-tax) for the three months ended June 30, 2011, compared to a loss of $5,000 ($14,000 after-tax) for the same period in 2010.

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $945,000 ($631,000 after-tax) for the three months ended June 30, 2011 compared to net realized investment losses, excluding

[1]	Discontinued operations include EIHI’s former group benefits insurance and run-off specialty reinsurance segments.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

the segregated portfolio cell reinsurance segment, of $839,000 ($545,000 after-tax) for the same period in 2010, including after-tax net realized investment losses in EIHI’s convertible bond investment portfolio of $392,000 and $803,000 for the three months ended June 30, 2011 and 2010, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $2.9 million for the second quarter of 2011, compared to $1.4 million for the second quarter of 2010. Highlights for the second quarter include:

•

Direct written premiums increased to $32.9 million for the three months ended June 30, 2011, compared to $26.6 million for the same period in 2010, an increase of 23.7 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $7.5 million and $6.2 million for the three months ended June 30, 2011 and 2010, respectively.

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $331,000 for the three months ended June 30, 2011 compared to return premium to policyholders which decreased net premiums earned by $810,000 for the same period in 2010.

•	The combined ratio was 90.4 percent for the second quarter of 2011, compared to 89.6 percent for the same period last year.

•

The calendar period loss and LAE ratio was 66.5 percent and 65.9 percent for the three months ended June 30, 2011 and 2010, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $331,000 for the three months ended June 30, 2011, which decreased the 2011 loss and LAE ratio by 0.9 points compared to return audit premium to policyholders of $810,000 for the same period in 2010, which increased the 2010 loss and LAE ratio by 2.5 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended June 30, 2011 and 2010.

•

The expense ratio was 22.7 percent for the three months ended June 30, 2011 compared to 22.6 percent for the same period in 2010. The 2010 expense ratio was reduced by 4.4 points due to EIHI receiving notification in the second quarter of 2010 from the Pennsylvania Workers’ Compensation Security Fund that a 2009 assessment would not be assessed. The 2011 expense ratio was impacted by prudent expense management strategies, 24.6 percent growth in net premiums earned and 26.5 percent

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

growth in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the second quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $7.5 million for the three months ended June, 2011, compared to $6.2 million for the same period in 2010, an increase of 21.0 percent.

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.2 million and $962,000 for the three months ended June 30, 2011 and 2010, respectively.

•

Segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $270,000 for the three months ended June 30, 2011, compared to a segregated portfolio cell dividend loss of $174,000 for the same period in 2010.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $880,000 for the three months ended June 30, 2011, compared to a net loss of $1.1 million for the three months ended June 30, 2010.

Financial Condition

Total assets were $337.4 million as of June 30, 2011. Shareholders’ equity was $129.5 million as of June 30, 2011. During the second quarter of 2011, the Company repurchased 212,341 of common shares at a total cost of $2.8 million, representing a weighted average price of $13.15 per share. As of June 30, 2011, EIHI’s book value per share and diluted book value per share were $15.73 and $15.51, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 8,232,770 and 9,089,958, respectively, as of June 30, 2011. The basic book value per share calculation includes the impact of restricted stock awards of 253,175 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 857,188 common shares, which have a weighted average exercise price of $13.38.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, August 5, 2011 to review the Company’s 2011 second quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through August 22, 2011, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10001994. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of June 30, 2011 and December 31, 2010 and unaudited statements of income for the three and six months ended June 30, 2011 and 2010.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30 2011	December 31 2010
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $120,890; $124,201)	$124,739	$127,474
Convertible bonds, at estimated fair value (amortized cost, $17,012; $16,481)	18,813	18,140
Equity securities, at estimated fair value (cost, $21,159; $17,002)	25,042	20,880
Other long-term investments, at estimated fair value (cost, $10,282; $10,271)	12,081	11,435

Total investments	180,675	177,929
Cash and cash equivalents	46,716	45,855
Accrued investment income	1,054	1,195
Premiums receivable (net of allowance, $225; $225)	54,769	46,402
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	12,462	12,285
Deferred acquisition costs	9,223	7,721
Deferred income taxes, net	—	721
Federal income taxes recoverable	1,359	918
Intangible assets	5,655	6,163
Goodwill	10,752	10,752
Other assets	14,696	12,723

Total assets	$337,361	$322,664

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$100,637	$95,963
Unearned premium reserves	65,157	53,485
Advance premium	421	482
Accounts payable and accrued expenses	16,258	15,707
Ceded reinsurance balances payable	9,082	7,371
Segregated portfolio cell dividend payable	14,390	13,355
Policyholder dividends payable	1,841	1,590
Deferred income taxes, net	41	—

Total liabilities	$207,827	$187,953

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,784,514 and 11,784,514; respectively; outstanding – 8,232,770 and 8,964,344, respectively	—	—
Unearned ESOP compensation	(3,741)	(4,111)
Additional paid in capital	115,263	114,472
Treasury stock, at cost (3,551,744 and 2,820,170 shares, respectively)	(50,161)	(40,835)
Retained earnings	64,118	61,364
Accumulated other comprehensive income, net	4,055	3,821

Total shareholders’ equity	129,534	134,711

Total liabilities and shareholders’ equity	$337,361	$322,664

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue:
Net premiums earned	$32,207	$25,926	$62,085	$51,266
Net investment income	908	730	1,934	1,777
Change in equity interest in limited partnerships	95	(5)	646	254
Net realized investment gains (losses)	975	(862)	1,805	(50)
Other revenue	79	145	262	291

Total revenue	34,264	25,934	66,732	53,538

Expenses:
Losses and loss adjustment expenses incurred	20,818	18,377	40,164	35,524
Acquisition and other underwriting expenses	3,308	2,541	6,726	5,825
Other expenses	6,044	5,202	11,933	10,220
Amortization of intangible assets	254	321	508	642
Policyholder dividends	306	223	619	408
Segregated portfolio dividend expense	663	(885)	1,188	(702)

Total expenses	31,393	25,779	61,138	51,917

Income from continuing operations before income taxes	2,871	155	5,594	1,621
Income tax expense (benefit) from continuing operations	881	(124)	1,722	397

Net income from continuing operations	$1,990	$279	$3,872	$1,224

Discontinued operations:
Loss from discontinued operations	—	(1,385)	—	(167)
Income tax expense	—	343	—	604

Net loss from discontinued operations	—	(1,728)	—	(771)

Net income (loss)	$1,990	$(1,449)	$3,872	$453

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	7,881,326	9,048,929	8,106,057	9,081,716
Basic EPS	$0.25	$0.03	$0.47	$0.14
Diluted shares outstanding	7,988,561	9,106,276	8,210,933	9,130,773
Diluted EPS	$0.25	$0.03	$0.47	$0.13
Earnings per share (EPS):
Basic shares outstanding	7,881,326	9,048,929	8,106,057	9,081,716
Basic EPS	$0.25	$(0.16)	$0.47	$0.05
Diluted shares outstanding	7,988,561	9,048,929	8,210,933	9,130,773
Diluted EPS	$0.25	$(0.16)	$0.47	$0.04

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 4, 2011

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

###

SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com